EXHIBIT 23.2

                       (Sun International Letterhead)




Sun International Hotels Limited,
Corporate Offices,
Coral Offices,
Paradise Island, The Bahamas

Dear Sirs,

                    Re: Sun International Hotels Limited

     This opinion is being provided to you by the undersigned as General counsel in The Bahamas for Sun International Hotels Limited, a corporation organized under the laws of the Commonwealth of The Bahamas (hereinafter called the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of 3,000,000 ordinary shares of $.001 par value (the "Shares"), to be issued pursuant to options granted under the Sun International Hotels Limited 2000 Stock Option Plan (the "Plan").

     In that connection, I have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as I have deemed necessary for the purposes of this opinion, including the Articles of Association of the Company and the Restated Memorandum of Association of the Company.

     Based upon the foregoing, I am of the opinion as follows:

     1. The Company is a validly existing corporation under the laws of the Commonwealth of The Bahamas; and

     2. The Shares have been duly and validly authorized, and when issued and delivered by the Company in accordance with the Plan and the stock options exercised thereunder, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as part of the Registration Statement and to the use of my name therein.

                                        Yours sincerely,


                                        /s/ Giselle M. Pyfrom
                                        ------------------------------
                                        Giselle M. Pyfrom
                                        Senior Vice President &
                                        General Counsel

                                        December 7, 2000